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BluSky AI Inc. and Lilac Sign Letter of Intent to Launch Strategic GPU Marketplace Partnership

Salt Lake City, Aug. 26, 2025 (GLOBE NEWSWIRE) -- BluSky AI Inc. (OTCID: BSAI) (“BluSky AI” or the “Company”), Headquartered in Salt Lake City, Utah, BluSky AI Inc. is a Neocloud purpose-built for artificial intelligence through rapidly deployable SkyMod data centers. SkyMods are next-generation, scalable AI Factories. As a provider of GPU-as-a-Service, today announced the signing of a Letter of Intent (LOI) with Lilac, a next-generation GPU marketplace platform. This agreement marks the beginning of a strategic partnership designed to unlock new efficiencies in cloud compute provisioning and idle-capacity monetization across the AI ecosystem.

Under the terms of the LOI, BluSky AI will make its expansive network of GPU cloud computing resources—including unallocated inventory and opted-in customer capacity—available for rent through Lilac’s marketplace. This collaboration aims to increase utilization of BluSky AI’s compute assets while expanding Lilac’s supplier base with high-performance, enterprise-grade GPU models such as NVIDIA B200, H200, H100, A100, L40, RTX 5090, and RTX 4090.

“Lilac’s marketplace model aligns perfectly with BluSky AI’s mission to democratize access to AI compute,” said Trent D’Ambrosio, CEO of BluSky AI Inc. “By integrating our idle capacity into Lilac’s platform, we’re not only optimizing resource efficiency—we’re empowering our customers to generate new revenue streams from underutilized assets.”

As part of the agreement:

•Lilac will resell idle GPU capacity from BluSky AI and its customer network, offering end-users improved ROI and flexible rental options.

•BluSky AI will designate Lilac as a ‘Preferred Marketplace Partner’ and actively promote the platform to its ecosystem.

•Both companies will collaborate on marketing initiatives, including joint press releases, social media activations, white papers, video demonstrations, and event partnerships.

•BluSky AI will provide quarterly transparency reports on available GPU inventory to inform marketplace strategy and performance tracking.

“This partnership represents a major step forward in how compute is provisioned, monetized, and scaled,” said Lucas Ewing, CEO at Lilac. “Together, we’re lowering the barriers to AI adoption and building a more efficient, equitable cloud economy.”

The LOI outlines a multi-pronged engagement strategy, including engineering integration, co-marketing efforts, and a customer acquisition framework. A definitive agreement is expected to follow in the coming months.

For inquiries or program details, contact:

Trent D’Ambrosio
CEO, BluSky AI Inc.
trentdambrosio@bluskyaidatacenters.com
www.bluskyaidatacenters.com

About BluSky AI Inc.

Headquartered in Salt Lake City, Utah, BluSky AI Inc. is a Neocloud purpose-built for artificial intelligence through rapidly deployable SkyMod data centers. SkyMods are next-generation, scalable AI Factories providing speed-to-market and energy optimization for entities requiring high-performance infrastructure to support machine learning workloads. BluSky AI empowers small, mid-sized, enterprise, and academic partners from start-up to scale-up to drive innovation without compromise.

About Lilac

Based in the San Francisco Bay Area, Lilac is building the definitive spot marketplace for GPU compute. In an era of compute scarcity, vast amounts of processing power sit idle. Lilac unlocks this latent capacity, connecting a global supply of GPUs to AI developers, startups, and enterprises through a dynamic, price-driven platform. Lilac's mission is to democratize access to critical AI infrastructure and create a more efficient and powerful cloud economy.

Lucas Ewing
CEO, Lilac
lucas@getlilac.com
https://getlilac.com/

Forward-Looking Statements:

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties.  Forward-looking statements in this news release include statements with respect to the potential impact and usage of the Company’s. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

BluSky AI Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation.